October 30, 1995

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, Northwest
Judiciary Plaza
Washington, D. C.  20549

RE:  TMK/United Funds, Inc.
     File Nos. 33-11466 and 811-5017/CIK #810016

Dear Sir or Madam:

We are transmitting herewith for filing through EDGAR Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 and Amendment No. 12 of the Investment Company Act of 1940 for the above-referenced fund.

This filing is being made pursuant to paragraph (b) of Rule 485. It is proposed that this filing will become effective on November 1, 1995.

If you have any questions, please call me at 913/236-1923.


Very truly yours,



Sheryl Strauss
Assistant Secretary

SS:sw